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                                                                 EXHIBIT 99(a)

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                                                                 EXHIBIT 99(a)


                          FLEET FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 11, 1999, OR ANY ADJOURNMENTS THEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTTED BY THE STOCKHOLDER(S).

PROXY

The undersigned hereby appoints John T. Collins, Marian L. Heard and Samuel
O. Thier, jointly and severally with full power of substitution to each, as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders of Fleet Financial Group, Inc., to be held at World Trade Center Boston, 164 Northern Avenue, Boston, Massachusetts, on August 11, 1999 at 11:00 a.m., or any adjournments thereof, and to vote as directed below all stock of this Company which the undersigned would be entitled to vote if personally present.

By acceptance, the proxies named above agree that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no directions are specified, the Proxy will be voted FOR the approval of the Agreement and Plan of Merger, dated as of March 14, 1999 by and between the Company and BankBoston Corporation, a Massachusetts corporation, and the consummation of the transactions contemplated by the merger agreement, FOR the adoption of an amendment to the Company's articles to increase the number of authorized shares of the Company's common stock from 1.2 billion to 2 billion, and FOR the approval of the Amended and Restated 1994 Performance-Based Bonus Plan for the Chief Executive Officer and certain other named executive officers, all as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

        PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN
                    PROMPTLY IN THE ENCLOSED ENVELOPE.
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                       DETACH AND RETURN PROXY CARD
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     Please mark your         CLEAR AREA                                    2373
[X]  votes as in this
     example



The Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.  PROPOSAL to approve the Agreement and           FOR     AGAINST    ABSTAIN
 Plan of Merger, dated as of March 14, 1999,         / /       / /        / /
 by and between BankBoston Corporation,
 a Massachusetts corporation, and the Company and the consummation of the transactions contemplated by the merger agreement, pursuant to which, among other things, (a) BankBoston will merge with and into the Company upon the terms and subject to the conditions set forth in the merger agreement, (b) the Company's restated articles of incorporation, as amended, will be amended to change the name of the Company to "Fleet Boston Corporation" and (c) the Company's bylaws will be amended to add a new provision related to the succession of the Company's current
 Chief Executive Officer and Chairman of the Board and the composition of the Board of Directors of the combined company.

2.  PROPOSAL to adopt an amendment to the           FOR     AGAINST    ABSTAIN
 Company's articles to increase the number of       / /       / /        / /
 authorized shares of Company common stock from 1.2 billion to 2 billion.


3.  PROPOSAL to approve the Amended and Restated    FOR     AGAINST    ABSTAIN
 1994 Performance-Based Bonus Plan for the Chief    / /       / /        / /
 Executive Officer and certain other named executive officers.

(SEE REVERSE SIDE)

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                                         PLEASE DATE, SIGN AND MAIL THIS PROXY
                                         CARD IN THE ACCOMPANYING ENVELOPE.

                                         NO POSTAGE IS REQUIRED IF MAILED IN
                                         THE UNITED STATES.

                                         Please sign EXACTLY as name(s) appear
                                         hereon. When signing as administrator,
                                         attorney, guardian or trustee, please
                                         give full title. If signer is a
                                         corporation or partnership, sign full
                                         corporate or partnership name by any
                                         authorized person. If shares are held
                                         jointly, each joint owner must sign.

                                         Receipt of Notice of the Annual
                                         Meeting and Proxy Statement is hereby
                                         acknowledged.




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                                         --------------------------------------
                                            SIGNATURE(S)                  DATE

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                        DETACH AND RETURN PROXY CARD

                         FLEET FINANCIAL GROUP, INC.
                     SPECIAL MEETING OF THE STOCKHOLDERS
                               AUGUST 11, 1999
                          WORLD TRADE CENTER BOSTON
                             164 NORTHERN AVENUE
                            BOSTON, MASSACHUSETTS
                                  11:00 A.M.